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Exhibit 10.11

        Execution version

Confidential Treatment Requested. Confidential portions of this document have been redacted and have been separately filed with the Commission.

RESEARCH, LICENSE AND COMMERCIALIZATION AGREEMENT

between

GLAXO GROUP LIMITED

and

VERTEX PHARMACEUTICALS INCORPORATED

CONFIDENTIAL TREATMENT REQUESTED

Execution version

RESEARCH, LICENSE AND
COMMERCIALIZATION AGREEMENT

        This RESEARCH, LICENSE AND COMMERCIALIZATION AGREEMENT (this "Agreement") is effective as of December 12, 2005, (the "Effective Date") and is entered into by and between Glaxo Group Limited, a corporation organized under the laws of England, with offices at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, United Kingdom ("GSK"), and Vertex Pharmaceuticals Incorporated, a Massachusetts corporation with corporate offices at 130 Waverly Street, Cambridge, MA 02139-4242, United States of America ("Vertex").

Background:

A.
GSK is interested in developing and commercializing drugs selectively targeting the [***] ion channel.

B.
Vertex has undertaken a broad drug discovery program relating to the [***] ion channel, and has exclusive rights to VX-409, a small-molecule [***] ion channel inhibitor. GSK desires to obtain a license to VX-409 and Vertex is willing to grant such a license, in each case on the terms set out in this Agreement.

C.
Vertex also has an ongoing Back-up Program directed toward the identification of one or more additional [***] ion channel inhibitors as back-ups to VX-409. Vertex is willing to provide GSK with rights to Back-up Compounds generated in that program, on the terms set out in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1: DEFINITIONS

        Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below.

1.1
"Affiliate" shall mean, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with, such Person. For purposes of this Section 1.1, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Control of any Person by another Person will be presumed if fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or general partnership interest of the first Person are owned, controlled or held, directly or indirectly, by the other Person, or by an Affiliate of the other Person.

1.2
"Back-up Compound" means a Compound other than VX-409 that will be the subject of the Back-up Program, all of which are identified in Schedule 1.2 hereto.

1.3
"Back-up Program" means the research activities undertaken by Vertex relative to the Back-up Compounds as set forth in Article 2.

1.4
"Back-up Program Term" means the period commencing on the Effective Date and ending on December 31, 2005, or such other date as may be agreed by the Parties pursuant to Section 2.2.

1.5
"Calendar Year" means each successive period of twelve (12) months commencing on January 1 and ending on December 31.

1.6
"Change of Control" means a transaction or series of related transactions that results in (a) the holders of outstanding voting securities of a Party immediately prior to such transaction ceasing to represent at least fifty percent (50%) of the combined outstanding voting power of the surviving entity immediately after such transaction; (b) any Third Party (other than a trustee or other fiduciary holding securities under an employee benefit plan) becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of a Party; or (c) a sale or other disposition to a Third Party of all or substantially all of a Party's assets or business.

1.7
"Clinical Trial" means a Phase I Clinical Trial, a Phase IIa Clinical Trial, a Phase IIb Clinical Trial or a Phase III Clinical Trial.

1.8
"Combination Product" means a single product that includes one or more therapeutically active ingredients other than a Product Candidate or a Product, in combination with a Product Candidate or Product. All references to Product in this Agreement shall be deemed to include a Combination Product unless otherwise specifically noted.

1.9
"Commercial Failure or Technical Failure" means the suspension or discontinuation of the development or commercialization of a Product Candidate or Product, based on the good faith determination by GSK that development or commercialization of that Product Candidate or Product is no longer commercially reasonable, [***].

1.10
"Commercial Milestone Payment" means a payment required under the provisions of Section 8.5 hereof.

1.11
"Commercially Reasonable Efforts" means efforts and resources, with respect to a particular Party, and with respect to a referenced Product Candidate or Product, that are comparable to those generally used by that Party in the exercise of its reasonable business judgment relating to other prescription pharmaceutical products owned or licensed by it or to which it has exclusive rights, which have market potential and are at a stage of development or product life similar to the referenced Product Candidate or Product, taking into account measures of relative safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the relative profitability of the products, and other relevant factors, including without limitation comparative technical, legal, scientific, and/or medical factors.

1.12.
"Competing Product" shall mean a small molecule chemical compound (other than a Product Candidate or Product) that is either being marketed or is in clinical development [***].

1.13
"Compound" means each of (1) VX-409, (2) the Back-up Compounds and (3) any compounds included in this Agreement as provided in Sections 2.9(b) and 2.9(c), in each case including with respect to any such compound, all of its prodrugs and metabolites, its stereo-isomers and tautomers, and all of its and their esters, salts, hydrates, solvates and polymorphs.

1.14
"Control" or "Controlled by" means the ownership or other legal authority or right of a Party to grant a license or sublicense of intellectual property to another Party without breaching the terms of any agreement with a Third Party, infringing the intellectual property rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

1.15
"Development Candidate Criteria" means the criteria set out in Schedule 1.15, as such criteria may subsequently be revised by the Parties as an amendment to this Agreement.

1.16
"Development Milestone Event" is defined in Section 8.4.

1.17
"Development Milestone Payment" is defined in Section 8.4.

1.18
"Development Plan" is described in Section 3.4.1.

1.19
"Development Program" means all activities associated with the clinical and nonclinical development, testing, manufacture and Regulatory Approval of Product Candidates and Products pursuant to a Development Plan.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

1.20
"Exclusivity Period" means the [***] period commencing on the day following the end of the Back-up Program Term.

1.21
"FDA" means the United States Food and Drug Administration, or any successor U.S. governmental agency that is responsible for approving the sale of pharmaceuticals in the United States.

1.22
"Field" means all human therapeutic, prophylactic and diagnostic uses of Product Candidates and Products.

1.23
"Filing" of an NDA means the acceptance of the NDA filing by a Regulatory Authority.

1.24
"Final Back-up Report" is defined in Section 2.5.

1.25
"First Commercial Sale" means, with respect to any Product, the first sale of that Product in a country of the Territory for use or consumption by the general public in such country (rather than, e.g., in so-called "Phase IV" clinical trials) after Marketing Authorization for such Product has been obtained in such country. For the avoidance of doubt, sales prior to receipt of all marketing approvals necessary to commence regular commercial sales, such as so-called "treatment IND sales", "named patient sales" and "compassionate use sales", shall not be construed as a First Commercial Sale. Such sales shall however constitute Net Sales.

1.26
"GMP" means current good manufacturing practices as required by the FDA under the provisions of 21 C.F.R. parts 210 and 211 (as the same may be amended) and all applicable FDA rules, regulations, orders and guidances.

1.27
"GSK Information and Inventions" means all discoveries, Improvements, processes, methods, protocols, formulas, data, Inventions, know-how and trade secrets, patentable or otherwise, Controlled by GSK or its Affiliates and discovered, created or developed by employees of GSK, or by other persons not employed or retained by Vertex and acting on behalf of GSK, directly related to the research, development, utilization, manufacture or sale of Product Candidates or Products.

1.28
"Improvement" means any enhancement, whether or not patentable, in the formulation, preparation, presentation, means of delivery, or dosage of a Product Candidate or Product, that is discovered or developed by Vertex during the Back-up Program Term, or by GSK or its Related Parties in connection with any activities conducted under this Agreement, relative to a Product Candidate or Product.

1.29
"Indication" means a separate and distinct disease or medical condition in humans (i) that a Product Candidate which is in Clinical Trial(s) is being evaluated to treat or prevent, or (ii) for which a Product has received Marketing Authorization, meaning that the disease or medical condition is contained in the Product's labeling as part of the Marketing Authorization for such Product. [***].

1.30
"Information" means any and all information and data, including all scientific, pre-clinical, clinical, regulatory, manufacturing, marketing, financial and commercial information or data, whether communicated in writing, electronically or orally or by any other method, which is provided by one Party to the other Party in connection with this Agreement.

1.31
"Initiation" means, with respect to a particular Clinical Trial, the administration of the first dose of a Product Candidate or Product to a human in that Clinical Trial.

1.32
"Invention" means any process, method, use, composition of matter, article of manufacture, discovery or finding that is conceived and/or reduced to practice (whether or not patentable) (i) in the course of the Back-up Program, or (ii) during the Development Program with respect to activities conducted under this Agreement, relating to a particular Product Candidate or Product.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

1.33
"Joint Development Team" and "JDT" are defined in Section 3.3.

1.34
"Joint Information and Inventions" means all Information, Improvements and Inventions created, developed or invented jointly by employees of GSK and Vertex, or by others acting on behalf of GSK and Vertex, in the course of activities undertaken under this Agreement.

1.35
"Joint Patent Rights" means all national, regional and international patents and patent applications, certificates of invention and applications for certificates of invention, including divisions, continuations, continuations-in-part, additions, reissues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates or the like or any of the foregoing and all foreign equivalents thereof, that, when granted, recite a claim directed to Joint Information and Inventions.

1.36
"Joint Steering Committee" and "JSC" are defined in Section 3.2.

1.37
"Know-How" means Vertex Know-How.

1.38
"Lead Compound" means, at any time, that Product Candidate that is in the most advanced stage of development. VX-409 is the Lead Compound as of the Effective Date. If at any time there is no Product Candidate in development, then the Lead Compound shall mean the next Product Candidate selected for development.

1.39
"Major Market Country" shall mean any one of the following countries: [***].

1.40
"Marketing Authorization" means all approvals from the relevant Regulatory Authority necessary to market and sell a Product in a particular country for the prevention or treatment of any one or more Indications. For countries where governmental approval is required for pricing or reimbursement for the Product, "Marketing Authorization" shall not be deemed to occur until such pricing or reimbursement approval is obtained.

1.41
"[***] Ion Channel" means [***].

1.42
"NDA" means a New Drug Application, Worldwide Marketing Application, Marketing Application Authorization, or similar application or submission for Marketing Authorization of a Product, that is filed with a Regulatory Authority to obtain marketing approval for a pharmaceutical product in a particular country or group of countries.

1.43
"Net Sales" means the gross amount billed or invoiced by GSK or its Related Parties on arms-length sales of a Product to a Third Party, less Permitted Deductions. "Permitted Deductions" includes only the following, and, with the exception of (vii) below, only to the extent specifically related to the gross amount billed or invoiced:

(i)
customary transportation charges relating to the Product, including handling charge and insurance premium relating thereto;

(ii)
sales taxes, excise taxes and duties paid by and not refunded to the selling Party and directly related to sale of the Product, and any other equivalent governmental charges imposed upon the importation, use or sale of the Product, but excluding income and similar taxes;

(iii)
government-mandated and other rebates (such as those in respect of any state or federal Medicare, Medicaid or similar programs);

(iv)
customary trade, quantity and cash discounts allowed on Product;

(v)
allowances or credits to customers on account of retrospective price reductions affecting Product;

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  (vi)
  customary Product rebates and Product charge backs including those customarily granted to managed care entities; and

  [***]

  [***]

1.44
"Party" means GSK or Vertex, and "Parties" means GSK and Vertex.

1.45
"Person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

1.46
"Phase I Clinical Trial" means a human clinical trial for a Product Candidate or Product, in any country, that would satisfy the requirements of 21 CFR §312.21(a).

1.47
"Phase IIa Clinical Trial" means a human clinical trial in any country that would satisfy the requirements of 21 CFR §312.21(b) and is intended to explore a variety of doses, dose response, and duration of effect, and to generate initial evidence of clinical activity and safety, for a Product Candidate or Product in the target patient population.

1.48
"Phase IIb Clinical Trial" means a human clinical trial in any country that would satisfy the requirements of 21 CFR §312.21(b), and is a controlled dose-ranging study designed to further evaluate the efficacy and safety of a Product Candidate or Product in the target patient population, beyond the scope of any initial Phase II evaluation.

1.49
"Phase III Clinical Trial" means a human clinical trial, performed after preliminary evidence suggesting effectiveness of the Product Candidate or Product has been obtained, conducted for inclusion in (i) that portion of the FDA submission and approval process which provides for the continued trials of a Product Candidate on sufficient numbers of human patients to confirm with statistical significance the safety and efficacy of a Product sufficient to support Marketing Authorization in the proposed Indication, as more fully defined in 21 CFR §312.21(c), or (ii) equivalent Regulatory Agency submissions with similar requirements in a country other than the United States.

1.50
"Product" means any pharmaceutical preparation in final form containing a Product Candidate, for sale by prescription, over-the-counter or any other method, and including without limitation any Combination Product. For purposes of the definition of "Net Sales" hereunder, a "Product" shall include a Compound being used for any human therapeutic, prophylactic or diagnostic purposes.

1.51
"Product Candidate" means a Compound which GSK has the rights, pursuant to Section 2, to include within the Development Program. For the avoidance of doubt, VX-409 shall be deemed to be a Product Candidate.

1.52
"Region" means any one of (a) the United States of America, its territories and/or possessions, and Canada (the "North American Region"); (b) Europe (the "European Region," being the current member countries of the European Union and any additional member countries of the European Union or any successor to the European Union at the relevant date); or (c) Japan.

1.53
"Regulatory Approval" means, with respect to any country or region, all authorizations by the appropriate governmental entity or entities necessary for commercial sale of a Product in that country or region (not including pricing or reimbursement approval). "Regulatory Approval" in the United States shall mean final approval of a new drug application pursuant to 21 CFR §314 (or any successor regulation having the same purpose or effect), permitting marketing of a Product in interstate commerce in the United States. "Regulatory Approval" in the European Union shall mean final approval of a Marketing Authorization Application ("MAA") pursuant to Council

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  Directive 75/319/EEC, as amended, or Council Regulation 2309/93/EEC, as amended, or pursuant to any successor regulation having the same purpose or effect.

1.54
"Regulatory Authority" shall mean any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing and sale of a Product in the Territory, including, in the United States, the United States Food and Drug Administration, and any successor governmental authority having substantially the same function.

1.55
"Related Party" shall mean each of GSK's Affiliates and permitted sublicensees.

1.56
"Selectivity Assay" shall mean

  [***].

1.57
"Specifications" means the specifications for supplies of VX-409 to be provided pursuant to Section 5.2, as agreed and detailed on Schedule 1.57.

1.58
"Territory" means all of the countries in the world, and their territories and possessions.

1.59
"Third Party" means an entity other than GSK and its Related Parties, and Vertex and its Affiliates.

1.60
"Unit Direct Cost of Goods" is defined on Schedule 1.60.

1.61
"U.S." and "United States" and "United States of America" shall mean the United States of America and its territories and possessions.

1.62
"Valid Patent Claim" means a claim of an issued and unexpired patent included within the Vertex Patent Rights which (a) claims a Product as a composition of matter, or the formulation, method of manufacture or use of the Product and (b) has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), nor has been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

1.63
"Valid Safety Issue" is defined in Section 11.2.

1.64
"Vertex Information and Inventions" shall mean all Vertex Know-How and all other discoveries, Improvements, processes, methods, protocols, formulas, data, Inventions and trade secrets, patentable or otherwise, discovered, created or developed, and Controlled by Vertex or its Affiliates as of the Effective Date or generated by Vertex or its Affiliates in the course of Vertex's performance of the Back-up Program under this Agreement, and related to the research, development, utilization, manufacture or sale of any Product Candidate or Product. Notwithstanding the foregoing, the term "Vertex Information and Inventions" shall not apply to Vertex's general drug design technology whether in hardware or software form, tangible or intangible.

1.65
"Vertex Know-How" means all information and materials, including discoveries, Improvements, processes, methods, protocols, formulas, data, inventions and trade secrets, patentable or otherwise, that do not fall within the Vertex Patent Rights and that are Controlled by Vertex or its Affiliates as of the Effective Date or are discovered, developed, used or applied by Vertex or its Affiliates in the course of Vertex's performance of the Back-up Program, and which are useful in the research, development, utilization, manufacture or sale of any Product Candidate or Product; provided, however, that the term "Vertex Know-How" shall not apply to Vertex's general drug design technology whether in hardware or software form, tangible or intangible, including its e-VIPR technology.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

1.66
"Vertex Patent Rights" means all patents and patent applications that are Controlled by Vertex on the Effective Date or during the Back-up Program Term (or, with respect only to any Compounds which fall under this Agreement by reason of Sections 2.9(b) or 2.9(c), during the Exclusivity Period) which generically or specifically claim (i) a Compound, a Product Candidate or a Product; (ii) a process for manufacturing a Compound, a Product Candidate or a Product, or an intermediate used in such process; or (iii) a use of a Compound, a Product Candidate or a Product. Included within the definition of Vertex Patent Rights are all continuations, continuations-in-part, divisions, patents of addition, reissues, renewals or extensions, substitutions, re-examinations or restorations, registrations and revalidations thereof, and all supplementary protection certificates and the like. The current list of patent applications and patents encompassed within Vertex Patent Rights is set forth on Schedule 1.66 attached hereto.

1.67
"VX-409" means the chemical compound, referred to by Vertex as VX-409, having the chemical structure referenced on Schedule 1.67.

ARTICLE 2: BACK-UP PROGRAM

2.1
Back-up Program—General. Vertex will, at its own cost, engage in the Back-up Program upon the terms set out in this Agreement. Vertex's objective in conducting the Back-up Program is to produce, by the end of the Back-up Program Term, Back-up Compounds which meet the Development Candidate Criteria. GSK shall have the exclusive option (as further defined within this Article 2), in its sole discretion, to develop and commercialize each Back-up Compound.

2.2
Back-up Program Term. The initial term of the Back-up Program shall be the period commencing on the Effective Date and ending on December 31, 2005. At any time during the initial period of the Back-up Program, the Parties may mutually agree to extend the Back-up Program beyond the initial period for an additional period not to exceed six (6) months. Any such extension shall only be deemed to be agreed when documented by a written instrument duly executed by authorized representatives of both Parties.

2.3
Conduct of Back-up Program. Vertex shall use Commercially Reasonable Efforts to conduct the Back-up Program in a manner to achieve the objectives of the Back-up Program efficiently and expeditiously. Vertex will conduct the Back-up Program in good scientific manner, and in compliance in all respects with all requirements of applicable laws, rules and regulations and all applicable good laboratory practices.

2.4
GSK Access during Back-up Program. Immediately following the Effective Date, Vertex shall provide GSK with full details of the chemical structures of each of the Back-up Compounds and samples of the Back-up Compounds (if Vertex determines that such quantities are available) to enable GSK to undertake initial evaluation of the Back-up Compounds.

2.5
Final Back-up Report. On or before the end of the Back-up Program Term, Vertex will provide GSK with a final report (the "Final Back-up Report") detailing for each of the Back-up Compounds the data generated in respect of each of the Development Candidate Criteria, and further containing all information and data known to Vertex concerning each of the Back-up Compounds, together with a statement of Vertex's opinion whether any Back-up Compounds satisfy the Development Candidate Criteria as of the last day of the Back-up Program Term.

2.6
Product Candidates [***]. From and after the date of provision of the Final Back-up Report to GSK, each of the Back-up Compounds shall be deemed Product Candidates. [***]

2.7
Disputes as to whether the Development Candidate Criteria have been met. GSK shall notify Vertex within [***] after receipt of the Final Back-up Report if GSK disputes whether any

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  Back-up Compound satisfies the Development Candidate Criteria (a "Disputed Back-up Compound"), and at such time shall explain why it has given such notification. Within [***] following such notification, the Joint Steering Committee shall meet to consider whether any such Disputed Back-up Compound has met the Development Candidate Criteria.

  (a)
  [***]

  (b)
  [***]

  (c)
  If the Joint Steering Committee is unable to agree on whether the Disputed Back-up Compound has been shown to satisfy the Development Candidate Criteria, the issue shall be referred to the Chief Executive Officer of Vertex (or to the Head of Research or to the Head of Development, as the CEO of Vertex shall determine) and to the Chairman of R&D of GSK (or to such other senior manager of GSK as the Chairman of R&D of GSK shall determine), who shall, as soon as practicable, attempt in good faith to resolve the dispute. If they are unable to resolve the dispute within [***] of referral, the dispute will be referred to an independent expert who will be appointed by agreement of the Parties. The expert shall act as an expert and not an arbitrator and his or her decision shall be final and binding on the Parties. The Parties will comply with any procedure established by the expert for making his or her decision and the expert's costs shall be paid by the party against whom the expert rules. Sections 2.7(a) or (b), as appropriate, shall apply depending on whether the expert determines that the Back-up Compound satisfies the Development Candidate Criteria.

2.8
Back-up Program Information and Inventions. The entire right, title and interest in:

2.8.1
Vertex Information and Inventions and Vertex Patent Rights discovered or developed during the Back-up Program shall be owned solely by Vertex.

2.8.2
Joint Information and Inventions and Joint Patent Rights discovered or developed during the Back-up Program shall be owned jointly by Vertex and GSK. Except as expressly provided in this Agreement, each joint owner may make, use, sell, keep, license, assign, or mortgage such jointly owned inventions, discoveries and know-how, and otherwise undertake all activities a sole owner might undertake (other than assigning or transferring exclusive rights in or exclusive ownership of any such Joint Information and Inventions and Joint Patent Rights), with respect to such inventions, discoveries and know-how, without the consent of and without accounting to the other joint owner.

2.8.3
GSK Information and Inventions discovered or developed during the Back-up Program shall be owned solely by GSK.

  Inventorship will be determined in accordance with the United States laws of inventorship.

2.9
Exclusive Efforts.

(a)
During the Exclusivity Period, Vertex and GSK agree that they and their Affiliates will develop (i) Compounds; [***], exclusively pursuant to the terms of this Agreement, including, but not limited to, Sections 2.9(b) and 2.9(c).

(b)
In the event that during the Exclusivity Period, either Party commences clinical development of any compounds, other than VX-409 or the Back-up Compounds, that fall within the provisions of Section 2.9(a)(ii) above, such compounds shall automatically be deemed Compounds under this Agreement and all of the provisions of this Agreement shall thereafter apply to those compounds as if they were originally Compounds hereunder, irrespective of whether they were invented by Vertex or GSK. With respect to any such Compounds Controlled by Vertex, the scope of the licenses granted pursuant to Sections 6.1.1, 6.1.2 and

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

    6.1.6 shall automatically be extended to permit GSK to develop, make, have made, use, offer to sell, sell or import such compounds. With respect to any such Compounds Controlled by GSK, the license referenced in Section 11.5(c) shall become applicable to such Compounds under the circumstances outlined in Section 11.5. Any decision as to whether any such additional compound should be developed as a Product Candidate shall be made by the JSC.

  (c)
  In the event that one or more Back-up Compounds does not meet the Development Candidate Criteria at the end of the Back-up Program, during the Exclusivity Period [***]. GSK shall be entitled during the Exclusivity Period to research and develop such Alternate Compounds with the objective of producing Alternate Compounds meeting the Development Candidate Criteria which could be developed as Product Candidates and Products. [***]. The intellectual property embodied in any Alternate Compound shall belong to Vertex, but may become subject to the licenses provided to GSK hereunder if the compound is substituted for one of the existing Compounds during the Exclusivity Period in accordance with the following paragraph. GSK will inform Vertex of any [***] directed at producing Alternate Compounds, and will provide to Vertex, as soon as practicable, any chemical or biological information generated with respect to any such Alternate Compound. The objective of any modification will be to produce Alternate Compounds meeting the Development Candidate Criteria which could be developed as Product Candidates and Products.

  At any time during the Exclusivity Period, by giving written notice to Vertex, GSK may substitute, one-for-one, one or more of the Alternate Compounds which meet the Development Candidate Criteria for VX-409 or any of the Back-up Compounds. From the date of provision of written notice, each substituted Alternate Compound shall be deemed a Compound under this Agreement, and the Compound for which that Alternate Compound was substituted (a "Substituted Compound," being either VX-409 or a Back-up Compound) shall no longer be considered a Compound under this Agreement. The licenses granted under Sections 6.1.1, 6.1.2 and 6.1.3 hereof shall no longer apply to any such Substituted Compound.

ARTICLE 3: DEVELOPMENT

3.1
Commencement of Development Program. GSK shall use Commercially Reasonable Efforts to pursue a Development Program with respect to the Product Candidates in accordance with the provisions of this Agreement. The Development Program shall proceed in accordance with a Development Plan that provides for development of one or more Product Candidates or Products in the Territory. An initial summary Development Plan, currently focused on VX-409, is attached to this Agreement as Schedule 3.1. A completed Development Plan, as described in Section 3.4.1, shall be prepared by GSK and reviewed by the JSC, within [***] after the Effective Date (or such longer period as mutually agreed), and shall be modified and updated by GSK on a regular basis, with input from the JSC and the JDT as provided below.

3.2
Joint Steering Committee. Promptly after the Effective Date, the Parties will establish a Joint Steering Committee (the "Joint Steering Committee" or "JSC"), as more fully described in this Section 3.2, to review and oversee all research, development, manufacture and commercialization activities being conducted by the Parties under this Agreement, including the Back-up Program; provided, however, that the Joint Steering Committee shall have no authority to amend this Agreement. Each Party agrees to keep the Joint Steering Committee reasonably informed of its progress and activities performed under this Agreement.

3.2.1
Membership. The Joint Steering Committee shall be comprised of [***].

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  Each Party shall provide the other with a list of its initial members of the Joint Steering Committee within [***] after the Effective Date. Notwithstanding that each Party shall use all reasonable endeavors to maintain the continuity of its representation, each Party may replace or substitute any or all of its representatives and/or appoint a proxy at any time. Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the Joint Steering Committee.

  [***]

  A meeting shall be quorate (i.e. deemed to have formed a quorum) if [***]. If there are fewer than [***].

3.2.2
Chair. The chair of the Joint Steering Committee shall be designated by GSK.

3.2.3
Meetings. During the Term, the Joint Steering Committee shall meet at least [***] and as otherwise agreed by the Parties, on such dates, and at such places and times, as provided herein or as the Parties shall agree. Meetings of the Joint Steering Committee that are held in person shall alternate between the offices of the Parties, or such other place as the Parties may agree.

3.2.4
Minutes. The chair of the Joint Steering Committee shall be responsible for scheduling each meeting, and issuing appropriate minutes of each meeting of the Joint Steering Committee within [***]of the date of such meeting. The minutes shall be considered as accepted if, within [***]from receipt, no one has objected in a traceable form to the chair.

3.2.5
Responsibilities. The JSC shall oversee the collaborative relationship between GSK and Vertex. To that end, the JSC shall also be responsible, without limitation, for the following:

(a)
coordination and review of Back-up Program activities and interactions between GSK and Vertex;

(b)
review of the Final Back-up Report from Vertex;

(c)
oversight of all development activities; all process development and manufacturing activities undertaken with respect to any Product Candidate or Product hereunder; core commercial activities to be undertaken by GSK; and all other activities contemplated under this Agreement related to the development, manufacture and commercialization of Product Candidates and Products;

(d)
ensuring the exchange of relevant information and materials relating to each activity undertaken or contemplated under this Agreement;

(e)
such other responsibilities as may be assigned to the Joint Steering Committee pursuant to this Agreement or as may be mutually agreed upon by the Parties in writing from time to time.

3.2.6
Decision Making.[***] The members of the JSC will attempt in good faith to reach consensus on all matters brought before the JSC. If agreement cannot be reached after a good faith discussion among the members of the JSC, [***].

3.2.7
Alternatives to meeting. Any decision required or permitted to be taken by the Joint Steering Committee may be taken without a meeting in person taking place, if a consent in writing, setting forth the decision so taken, is signed by all designated members of the JSC.

3.2.8
Expenses. Each Party will be responsible for its representatives' expenses incurred in attending meetings of the JSC.

3.2.9
Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual(s) to act as the alliance manager(s) for such Party (the "Alliance Managers"). Each Alliance Manager

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  who is not otherwise a member of the JSC shall thereafter be permitted to attend meetings of the Joint Steering Committee. The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement and shall facilitate all such activities hereunder.

3.3
Joint Development Team. Promptly after the Effective Date, the JSC will establish a Joint Development Team ("JDT"), which shall include, at Vertex's option, [***].

  During the course of the Development Program, GSK shall provide the JDT (or Vertex, if Vertex has no representative on the JDT or the JSC) at least every [***] with the planning information listed under "Development" and "CMC" on Schedule 3.3, in GKS's standard format, as and when that information is generated and becomes available within GSK, updated to reflect ongoing activities. GSK will also provide summaries of results of all non-clinical and clinical trials. One purpose of the information is to allow the JDT (or Vertex) to review the progress and anticipated direction of the Development Program, propose amendments, where appropriate, to the Development Plan and provide comments for consideration regarding the future direction of the Development Program. Consequently information will be supplied to the JDT (or Vertex) at a time sufficiently prior to finalization of each Development Plan to accommodate any suggestions and comments by Vertex which are deemed by GSK, in its sole discretion, to be worth incorporating in the planning process for each Product Candidate and Product.

  Following any Product Candidate entering into Phase III Clinical Trials, GSK shall provide the JDT at least every [***] with the planning information listed under "Commercialization" on Schedule 3.3, in GSK's standard format, as and when that information is generated and becomes available within GSK, updated to reflect ongoing activities, so that the JDT can review the preparation and implementation of the Global Marketing Plan and where appropriate propose for consideration amendments to it.

  For the avoidance of doubt, the JDT shall act in an advisory capacity only and shall have no authority to require any amendments to either the Development Plan or the Global Marketing Plan.

  During the Term, the Joint Development Team shall meet quarterly, or as otherwise agreed by the Parties, either in person or by teleconference or by videoconference, on such dates and at times as the Parties shall agree. Meetings of the JDT that are held in person shall alternate between the offices of the Parties, or such other places as the Parties may agree. Each party will be responsible for its representatives' expenses incurred in attending meetings of the JDT.

  If at any time, Vertex is not represented at any JDT meeting by at least [***]. GSK may thereafter suspend all meetings of the JDT until such time as Vertex notifies GSK of its intent to ensure representation at future JDT meetings.

3.4
Development.

3.4.1
Development Plan. Subject to the terms of this Agreement, GSK shall promptly prepare and oversee the implementation of an overall Development Plan for the Product Candidates. The Development Plan shall have as a principal objective the development of one or more Product Candidates for commercialization in each Region in the Territory. The Development Plan shall be presented promptly to the JDT and then the JSC, and shall be supplemented, modified and updated regularly by GSK as and when additional relevant data and information become available during the course of the Development Program (but in any event not less frequently than annually). Any such significant supplements, modifications or updates shall be promptly reported to the JDT and then to the JSC. The Development Plan shall, among other things, detail, schedule and fully describe the proposed toxicology and other nonclinical studies, Clinical Trials, regulatory

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  plans, manufacturing plans and material requirements and annual budget, and will outline the key elements involved in obtaining Regulatory Approval in each Region in the Territory.

3.4.2
Development Responsibility and Costs. GSK shall have sole responsibility for, and bear the cost of implementing, the Development Program and the Development Plan.

3.4.3
Regulatory Approvals. GSK shall be solely responsible for preparing and submitting registration dossiers for Regulatory Approval of Products and Product Candidates in the Territory. All Regulatory Approvals shall be held by and in the name of GSK, and GSK shall own all submissions in connection therewith. GSK shall have sole discretion as to the regulatory strategy and decision making for any Product Candidate or Product; provided, however, that GSK shall provide Vertex with an opportunity to review GSK's general regulatory strategy at the JSC and JDT.

3.5
Due Diligence. GSK shall use Commercially Reasonable Efforts to develop Product Candidates and Products in accordance with the provisions of the Development Plan, which shall be directed toward obtaining Regulatory Approval for commercial sale of one or more Products in each Region in the Territory. GSK will promptly notify Vertex through the JSC if it should determine that continued development of a Product Candidate or Product is not technically feasible or commercially reasonable, or if it determines that the continued development of a Product Candidate or Product should be suspended for a period of time, specifying the reasons for its decision or determination.

3.6
Reporting. During the Development Program GSK shall, at least every [***], inform Vertex about the status of the Development Program, and will keep Vertex currently advised as and when any Development Milestone Events, in respect of which payments become due pursuant to Section 8.4, are achieved. For the avoidance of doubt, the obligation hereunder to inform Vertex about the status of the Development Program shall be deemed met if Vertex is attending the JDT during the relevant period, and GSK has met its obligations under Section 3.3.

ARTICLE 4: COMMERCIALIZATION

4.1
Marketing and Promotion. GSK shall have the exclusive right to market, sell and distribute all Products in the Territory (which may include sublicensing marketing rights as set forth in Section 6.2 below) subject to the other provisions of this Article 4. GSK shall bear all costs associated with marketing, sale and distribution of Products.

4.2
Global Marketing Plan. GSK shall have sole responsibility for the preparation and implementation of the Global Marketing Plan for Product Candidates and Products. GSK shall inform Vertex, through the JSC and JDT, about the status of the Global Marketing Plan (including product launches in the USA, Japan and the Major Market Countries) taking in good faith any comments made by Vertex at the JSC and JDT. For the avoidance of doubt, the obligation hereunder to inform Vertex about the status of the Global Marketing Plan shall be deemed met if Vertex is attending the JDT during the relevant period, and GSK has met its obligations under Section 3.3.

4.3
Due Diligence. GSK shall use Commercially Reasonable Efforts to commercialize one or more Products in each Region in the Territory in accordance with the provisions of the Global Marketing Plan. GSK will promptly notify Vertex if it should determine that commercialization of a Product is not technically feasible or commercially reasonable in any particular Region, specifying in detail the reasons for its decision or determination.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

ARTICLE 5: MANUFACTURING AND SUPPLY

5.1
Clinical and Commercial Supply. GSK shall be responsible, at its sole expense, for manufacture and supply of all Product Candidates and Products hereunder for all purposes.

5.2
Purchase of Inventory.

(a)
As soon as reasonably practicable following the Effective Date, and in any event before December 31, 2005, Vertex shall deliver FCA Facility (IncoTerms 2000) to a carrier designated by GSK all of its existing inventory of VX-409 bulk drug substance that in Vertex's opinion meets the Specifications (the "Transferring Inventory"). GSK shall accept and pay for all of such Transferring Inventory which meets the Specifications, has been manufactured to GMP standards, as documented by a corresponding Certificate of Analysis in accordance with ICH Guidance Q7A, Manufacturing Practice Guidance for Active Pharmaceutical Ingredients, and meets the requirements of ICH Guidance Q3C (together, "the Necessary Standard"). GSK shall have no obligation to pay for any inventory which does not meet the Necessary Standard as set out in this Section 5.2(a), though it may, in its sole discretion, waive the requirement to meet the Necessary Standard in respect of all or part of the Transferring Inventory. At Vertex's request GSK shall return to Vertex any inventory that it does not accept, FCA Facility (IncoTerms 2000) to a carrier designated by Vertex.

(b)
Within [***] of receipt of the Transferring Inventory GSK shall notify Vertex if GSK does not accept that all of the Transferring Inventory meets the Necessary Standard. Failure to provide such notification shall be deemed acceptance of the Transferring Inventory. In the event that the Parties disagree as to whether or how much of the Transferring Inventory meets the Necessary Standard, such dispute shall be resolved pursuant to Section 12.7.

(c)
The price payable by GSK for the Transferring Inventory shall be an amount equal to Vertex's Manufacturing Cost multiplied by the percentage of Transferring Inventory which meets the Necessary Standard or has otherwise been accepted by GSK, payable within [***] after receipt of an invoice by GSK detailing the Transferring Inventory and Vertex's Manufacturing Cost. For purposes of this section, "Vertex's Manufacturing Cost" means the [***]. The volume of Transferring Inventory and an estimate of Vertex's Manufacturing Cost thereof is set forth in Schedule 5.2 to this Agreement.

5.3
Technology Transfer. On or before December 31, 2005, Vertex at its own cost shall transfer (or cause to be transferred) to GSK all information and materials Controlled by Vertex (including information from any relevant Third Party contract manufacturer) relating to VX-409 and the Back-up Compounds and/or necessary for the conduct of the Development Program, including any applicable Vertex Know-How and any relevant information and materials listed in Schedule 5.3. Vertex will further provide such technical assistance as GSK may reasonably require in order to effect such technology transfer.

5.4
Use of Vertex Logo. Where not prohibited by law or regulation, and subject to any required Regulatory Approval, which GSK shall use reasonable efforts to obtain, Vertex's name and logo will be carried on all Product packaging, packaging inserts, labels, and containers, and on all printed, electronic and digital material related thereto, with a prominence substantially equivalent to that of GSK's name and logo.

ARTICLE 6: LICENSES; EXCHANGE OF INFORMATION

6.1
License Grants.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

6.1.1
Vertex hereby grants to GSK an exclusive license (even as to Vertex) in the Territory in the Field under Vertex Patent Rights and Vertex's rights under Joint Patent Rights: (i) to discharge GSK's obligations and exercise its rights under this Agreement; and (ii) to make, have made, use, offer to sell, sell and import Product Candidates and Products.

6.1.2
Vertex hereby grants to GSK an exclusive license in the Territory in the Field under all Vertex Know-How insofar as it relates to Product Candidates and Products, solely to: (i) discharge GSK's obligations and exercise its rights under this Agreement; and (ii) make, have made, use, offer to sell, sell and import Product Candidates and Products.

6.1.3
Vertex hereby grants to GSK a sole license in the Territory in the Field under Vertex Patent Rights and all Vertex Know-How insofar as they relate to the Back-up Compounds to undertake research and development activities in relation to the Back-up Compounds during the Back-up Program Term.

6.1.4
Notwithstanding the foregoing, Vertex shall retain rights under the Vertex Patent Rights and the Joint Patent Rights to the extent necessary or useful for the Back-up Program Term, to discharge its obligations and exercise its rights under this Agreement.

6.1.5
GSK hereby grants to Vertex a fully-paid, non-exclusive license, without the right to sub-license, under all GSK Information and Inventions, and GSK's rights under the Joint Patent Rights for the sole purpose of the Back-up Program during the Back-up Program Term, to enable Vertex to discharge Vertex's obligations and exercise its rights under this Agreement. Such license shall terminate upon the termination of the Back-up Program Term and Vertex shall not use such GSK Information and Inventions for any reason whatsoever thereafter except as otherwise provided in this Agreement.

6.1.6
Vertex hereby grants to GSK a non-exclusive license under patents or patent applications Controlled by Vertex that do not constitute Vertex Patent Rights hereunder but which, in the absence of the license provided in this Section 6.1.6, would necessarily be infringed by GSK's practice of the licenses granted in Sections 6.1.1, 6.1.2 and 6.1.3, including but not limited to patents or patent applications encompassing claims to methods of use of any Compound. This non-exclusive license shall apply only to the exercise by GSK of its rights and the discharge by GSK of its obligations under this Agreement with respect to Product Candidates and Products.

6.2
Right to Sublicense. GSK shall have the right to grant sublicenses under the rights and licenses granted to it in this Article 6, provided that any such sublicense obliges the sublicensee to comply with all relevant terms of this Agreement and that GSK remains liable to Vertex for all material acts and omissions of any such sublicensee.

  In addition, if GSK wishes to grant a sublicense to a Third Party of its development or commercialization rights in the [***] or in any of the Major Market Countries, [***].

6.3
No Implied Licenses. Except as specifically set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, in any Information disclosed to it under this Agreement or under any patents or patent applications owned or Controlled by the other Party or its Affiliates.

ARTICLE 7: CONFIDENTIALITY AND PUBLICATION

7.1
Nondisclosure Obligation. All Information disclosed by one Party to the other Party shall be maintained in confidence by the receiving Party and shall not be disclosed to a Third Party or used

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  for any purpose except as set forth herein without the prior written consent of the disclosing Party, except to the extent that such Information:

7.1.1
is known by the receiving Party at the time of its receipt, and not through a prior disclosure by the disclosing Party, as documented by the receiving Party's contemporaneous business records;

7.1.2
is in the public domain through no breach of this Agreement by the receiving Party;

7.1.3
is subsequently disclosed to the receiving Party by a Third Party who may lawfully do so and is not to the best of the receiving Party's knowledge under an obligation of confidentiality to the disclosing Party;

7.1.4
is developed by the receiving Party independently of Information received from the disclosing Party, as documented by the receiving Party's contemporaneous business records;

7.1.5
is disclosed to governmental or other regulatory agencies to comply with applicable law or regulations, provided the receiving Party provides to the disclosing Party prompt prior written notice of its obligation to make such disclosure and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure; or

7.1.6
is deemed necessary by GSK in the reasonable exercise of its judgment to be disclosed to any Third Party, to the extent GSK deems necessary or advisable, in connection with the research and development, manufacturing and/or marketing of a Product or Product Candidate (or for such entities to determine their interest in performing such activities) in accordance with this Agreement, on the condition that any such Third Parties agree to be bound by confidentiality and non-use obligations that are no less stringent than those confidentiality and non-use provisions contained in this Agreement.

  Any combination of features or disclosures shall not be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the receiving Party.

  If a Party is required by judicial or administrative process to disclose Information that is subject to the non-disclosure provisions of this Section 7.1, such Party shall promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure obligations. Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Section 7.1, and the receiving Party shall co-operate with any reasonable attempts of the disclosing Party to limit such disclosure required by law, including without limitation by way of obtaining an order of confidentiality, to ensure the continued confidential treatment of such Information.

7.2
Publication.

(a)
GSK and Vertex each acknowledge the other Party's interest in publishing in a scientific journal or a scientific conference or through a similar medium the results of its research in order to obtain recognition within the scientific community and to advance the state of scientific knowledge. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Section 7.1 and under subsections (b) and (c) below, if either Party, its employees or consultants wishes to publish or publicly present results of the Back-up Program or any information about a Product Candidate or a Product,

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

    or the results of any activities to discover or develop any of the above, it shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure [***] prior to submission for publication or presentation. The reviewing Party shall notify the other Party [***]of receipt of such proposed publication whether such draft publication contains (i) Information that is confidential to the reviewing Party, or (ii) information that if published would have an adverse effect on a patent application covering the subject matter of this Agreement. The reviewing Party shall have the right to (a) propose modifications to the publication or presentation for patent reasons, trade secret reasons, confidentiality reasons or to protect proprietary business interests, or (b) request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay to protect patentable information, the publishing Party shall delay submission or presentation for a period not to exceed [***] to enable patent applications protecting each Party's rights in such information to be filed. Upon expiration of such [***], the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party reasonably requests modifications to the publication or presentation to prevent disclosure of trade secret or proprietary business information, the publishing Party shall edit such publication to prevent the disclosure of such information prior to submission of the publication or presentation.

  (b)
  After the expiration of a [***] period following the end of the Back-up Program Term, intellectual property that is the subject of an exclusive license provided by Vertex to GSK shall be considered Information that is not confidential to Vertex, but rather is Information that is confidential to GSK, for purposes of Section 7.1 and this subsection (b), so long as any such license is in effect.

  (c)
  For the avoidance of doubt, and without limiting in any way the above, GSK may post summaries on the GSK Clinical Trial Register of the results of any Clinical Trials conducted with respect to a Product Candidate or a Product pursuant to this Agreement without further approval from Vertex under subsection (a) above, provided:

  (i)
  it notifies Vertex in writing not less than [***] prior to any such posting;

  (ii)
  the posting of clinical trial summaries is the usual and customary practice of GSK;

  (iii)
  by written notice to GSK prior to the end of the [***] period referenced in (i) above, Vertex may request a delay in any posting, in order to protect patentable information, and in such event GSK shall delay posting for up to [***], as may be requested by Vertex to enable the prior filing of appropriate patent applications.

  (d)
  Authorship of any publication shall be determined based on the accepted standards used in peer-reviewed, academic journals at the time of the proposed publication, and the contribution of each Party to the subject matter of each publication will be appropriately acknowledged.

7.3
Publicity/Use of Names. GSK and Vertex shall agree upon the timing and content of an initial press release relating to the execution of this Agreement and its terms. Except to the extent already disclosed in that initial press release, no disclosure of the existence of this Agreement or its terms may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or promotional materials relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by applicable laws, regulations, or judicial order. The Party desiring to make any such public announcement shall provide the other Party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other Party to comment upon such announcement, prior to public release.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  In addition to the foregoing restrictions on public disclosure, if either Party concludes that a copy of this Agreement must be filed with a securities exchange or regulatory or governmental body to which that Party is subject wherever situated, such Party shall provide the other Party with a copy of this Agreement showing any sections as to which the filing Party proposes to request confidential treatment, will provide the other Party with an opportunity and a reasonable time period to comment on any such proposal and to suggest additional portions of the Agreement for confidential treatment and will take such Party's reasonable comments into consideration before filing the Agreement. If the filing Party disagrees with the other Party's additional confidential treatment request, the Parties shall have an opportunity to discuss the matter in good faith before the Agreement is filed.

7.4
Survival. Section 7.2(a) & (b) shall terminate with the termination of this Agreement, but the provisions of Section 7.1 shall continue to govern the disclosure by one Party, by publication or otherwise, of Information of the other, during the period set forth in Section 11.8.

ARTICLE 8: PAYMENTS; ROYALTIES AND REPORTS

8.1
Consideration for License. In consideration of the licenses granted pursuant to Article 6 and Section 2.9(c), GSK shall pay to Vertex a one-time non-refundable, non-creditable payment of Twenty Million Dollars (US $20,000,000) within five (5) business days of the Effective Date. On the Effective Date, Vertex will provide GSK with an invoice for the amount of this payment.

8.2
[***] Payment. In consideration of the licenses granted pursuant to Article 6 and Section 2.9(c), GSK shall make an additional non-refundable, non-creditable milestone payment to Vertex in the amount of [***] for the [***] ; provided, however, that if one or more [***], but no [***] is completed on or before [***], then the [***] Payment provided in this section shall be due and payable in any event, notwithstanding the results of any Qualifying Study thereafter conducted. Any payment due under this Section 8.2 shall be made within [***] after receipt by GSK of an invoice. The [***] payable under this Section 8.2 shall not be required with respect to more than [***]. All [***], regardless of whether they [***], shall be deemed Product Candidates under this Agreement, irrespective of whether any [***] is earned under this Section 8.2.

8.3
First Product Candidate Milestone Payment. In further consideration of the licenses granted pursuant to Article 6, GSK shall make a non-refundable, non-creditable payment to Vertex in the amount of[***] payable upon [***].

8.4
Development Milestone Payment. In further consideration of the licenses granted pursuant to Article 6, GSK shall also pay each of the amounts set forth in the table below (each, a "Development Milestone Payment") if and when the corresponding development milestone event (each, a "Development Milestone Event") is achieved with respect to the first two Indications for which one or more Product Candidates or Products are being investigated.

	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  (a)
  Each Development Milestone Payment shall be payable only once upon the initial achievement of the associated Development Milestone Event. For the avoidance of doubt the maximum cumulative payments under Section 8.4 will not exceed [***]. GSK shall notify Vertex in writing not later than [***] after the occurrence (or deemed occurrence) of a Development Milestone Event, and shall pay the appropriate Development Milestone Payment within [***] of receipt of an invoice thereafter from Vertex.

  (b)
  In the event that the Development Milestone Payment triggered on [***]. Any Development Milestone Payments deemed to have been earned under this provision that have not been previously paid, shall be paid by GSK within [***] of receipt of an invoice thereafter from Vertex.

  (c)
  For the avoidance of doubt, if a Back-up Compound becomes the Lead Compound by reason of the termination or suspension of development of the prior Lead Compound and the "new" Lead Compound subsequently achieves the same Development Milestone Event for the same Indication as the prior Lead Compound, then payment of the Development Milestone Payment which would otherwise be due with respect to attainment of that Development Milestone Event by the "new" Lead Compound shall not be required.

  (d)
  For the avoidance of doubt, Schedule 8.4(d) sets forth some examples of scenarios under which the Development Milestone Payments shall be payable hereunder.

8.5
Commercial Milestone Payments. In further consideration of the licenses granted pursuant to Article 6, GSK will pay Vertex each of the Commercial Milestone Payments set forth in the table below, within [***] after receipt of an invoice from Vertex following the occurrence of the associated Commercial Milestone Event. Each of the Commercial Milestone Payments shall be payable only once, regardless of the number of Product Candidates which are commercialized.

Commercial Milestone Event (US$)	Commercial Milestone Payment (US$ million)
[***]
[***]	[***]
[***]	[***]
[***]	[***]
8.6
Royalties.

8.6.1
Royalties Payable By GSK. In further consideration of the licenses granted pursuant to Article 6, GSK shall pay to Vertex royalties on the Net Sales of each Product as set out in this Section 8.6.

8.6.2
Patent Royalties. The royalty rate payable in respect of Products shall be determined according to the following table containing staggered royalty rates:

[***]	[***]
[***]
[***]	[***]
[***]	[***]
[***]	[***]

  Royalties on sales of Product, at the Patent royalty rates determined as set forth above with reference to aggregate Net Sales, shall be payable on a country-by-country basis until, with respect to a particular country, the expiration of the last-to-expire Valid Patent Claim in effect in that country claiming the manufacture, use, sale or importation of the Product. For purposes of determining aggregate Calendar Year Net Sales under this Section 8.6.2, Net Sales shall include sales in a country whether or not those sales would infringe a Valid Patent Claim.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

8.6.3
Special Know-How Royalties.

(a)
In the event that there are Valid Patent Claims in any [***] of the Major Market Countries, which claim the manufacture, use, sale or importation of a Product in such Major Market Country, GSK shall pay royalties to Vertex on account of Net Sales of the Product in [***] even if in one or more countries (each, a "[***]") at the time of the First Commercial Sale of that Product in the [***], there is no Valid Patent Claim claiming the manufacture, use, sale or importation of the Product in such [***]. The royalty payable in the [***], shall be payable for [***] from the date of First Commercial Sale of the Product in that Country (a "Special Know-How License Term"), at the applicable royalty rates determined according to Section 8.6.2. If during the Special Know-How License Term a Valid Patent Claim is established in that [***] with respect to that Product, then that Country shall no longer be considered a [***] and royalties shall be paid thereafter in accordance with, and at the rate and for the term set forth in, Section 8.6.2. For the purpose of this provision, "[***]" shall have the meaning assigned to it in [***].

(b)
Notwithstanding (a) above, if at any time during the Special Know-How License Term applicable to a particular Product being sold in a [***], then royalties shall cease to be payable pursuant to Section 8.6.3(a) above and royalties will instead become payable pursuant to Section 8.6.4 below. For purposes of this subsection (b), [***]. This subsection 8.6.3(b) shall not be applicable if GSK or its Related Parties has granted the Third Party a sub-license hereunder.

8.6.4
Know How Royalties

  In the event that there is no Valid Patent Claim claiming the manufacture, use, sale or importation of the Product in a particular country and therefore patent royalties would not be payable under Section 8.6.2, and if royalties shall also not be payable in that country under Section 8.6.3 above, [***]. Royalties under this Section 8.6.4 on account of Net Sales of that Product in a country shall be paid for a period of [***] from the First Commercial Sale of the Product in such country.

8.6.5
Other Provisions.

  All royalties are subject to the following conditions:

  (a)
  only one royalty shall be due with respect to the same unit of Product. No multiple royalty shall be payable because the manufacture, use or sale of a Product Candidate or Product is claimed by more than one Valid Patent Claim;

  (b)
  no royalties shall be due upon the sale or other transfer among GSK or its Related Parties, but in such cases the royalty shall be due and calculated upon GSK's or its Related Party's Net Sales to the first independent Third Party; and

  (c)
  no royalties shall accrue on the disposition of Product without consideration in reasonable quantities by GSK or its Related Parties as samples (promotion or otherwise) or as donations (for example, to non-profit institutions or government agencies for a non-commercial purpose) and without direct or indirect consideration.

8.7
Third Party Licenses. If, during the term of this Agreement, GSK, in its sole discretion, deems it necessary to seek or exercise a license from any Third Party[***] of any royalties or other fees paid to such Third Party under such license may be deducted from royalties otherwise due to Vertex under this Agreement. In no event, however, shall such deduction reduce the royalties otherwise payable to Vertex in respect of any particular Product during any Calendar Year by more than [***] provided that any "unused' deduction may be carried over into subsequent years of the Agreement until the full deduction has been taken. For the avoidance of doubt, GSK shall not be entitled to deduct royalties or fees payable under licenses [***].

  [***], the issue shall be referred to the Chief Executive Officer of Vertex (or to the Head of Research or to the Head of Development, as the CEO of Vertex shall determine) and to the Chairman of R&D of GSK (or to such other senior manager of GSK as the Chairman of R&D of GSK shall determine), who shall, as soon as practicable, attempt in good faith to resolve the dispute. If they are unable to resolve the dispute within [***] of referral, the dispute will be referred to an independent expert who will be appointed by agreement of the Parties. The expert shall act as an expert and not an arbitrator and his or her decision shall be final and binding on the Parties. The Parties will comply with any procedure established by the expert for making his or her decision and the expert's costs shall be paid by the party against whom the expert rules.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

8.8
[***].

  [***]

  [***]

8.9
[***]

8.9.1
No later than [***] of each year, GSK will calculate actual Unit Direct Cost of Goods for each Product in the Territory sold during the preceding fiscal year, in order to enable GSK to undertake the analysis set forth in Section 8.9.2 below.

8.9.2
Subject to the provisions of Section 8.9.3, if in any particular GSK fiscal year during the term of this Agreement, [***]. GSK shall notify Vertex in writing on or before April 15 of any such following year of its entitlement to apply any offset during that year relating to the prior year providing Vertex with a summary showing the breakdown into direct materials, direct labour, direct service cost and other product specific cost per unit, in accordance with Schedule 1.60. [***].

8.9.3
In the first GSK fiscal year that the Direct Cost of Goods of a Product (calculated pursuant to Section 8.9.2) sold in such fiscal year plus royalties payable to Vertex on account of Net Sales of such Product during that fiscal year are greater than [***] of GSK's Net Sales of such Product sold in such fiscal year, then GSK will solicit bona fide bids with respect to the performance of the manufacturing function for the Product for the Territory on terms of supply customarily used by GSK with such preferred contract manufacturers (as reported to Vertex and not inconsistent with the provisions of this Agreement), as follows:

        [***].    All of the bids will be reviewed by the Joint Steering Committee, such review to consider the following criteria, among others, with respect to provision of manufacturing services for the Product in the Territory:

      [***]

      [***]

      [***]

      [***]

  The JSC will review and evaluate such [***].

  At the end of the period for which supply was sought under the tender process, if the Direct Cost of Goods of a Product (calculated pursuant to Section 8.9.2) sold in any fiscal year plus royalties payable to Vertex on account of Net Sales of such Product during that year are greater than [***] of GSK's Net Sales of such Product sold in such year, GSK will continue to evaluate and consider alternate, lower cost Third Party manufacturing sources as provided above.

8.9.4
In the event that GSK decides to out-source at any time the manufacture of the Product to a Third Party, GSK will [***]. All of the bids will be reviewed by the Joint Steering Committee, such review to consider the following criteria, among others, with respect to provision of manufacturing services for the Product in the Territory:

      [***]

      [***]

      [***]

      [***]

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  [***]

  At the end of the period for which supply was sought under the tender process, if GSK decides to continue to out-source the manufacture of the Product, GSK will continue to evaluate and consider alternate, lower cost Third Party manufacturing sources as provided above.

8.10
Combination Products. For the purposes of determining royalty rates and the royalties payable on Combination Products, Net Sales of Product shall be calculated as follows: Net Sales of such Combination Product shall be [***].

8.11
Reports; Payment of Royalty. During the term of this Agreement following the First Commercial Sale of a Product, GSK shall furnish to Vertex a [***], at the end of each [***], showing (i) the Net Sales of each Product in each country in the world during the reporting period (ii) the royalties payable under this Agreement on account of those Net Sales and the basis for calculating those royalties; (iii) the exchange rates and other methodology used in converting into U.S. dollars, from the currencies in which sales were made, any payments due which are based on Net Sales; and (iv) dispositions of Products other than pursuant to sale for cash. Net Sales in countries invoiced in currency other than U.S. Dollars shall be translated to U.S. Dollars using GSK's then-current standard exchange rate methodology for the translation of foreign currency into U.S. dollars, as employed on a consistent basis throughout GSK's operations. Should GSK change its foreign currency translation methodology, the new methodology will be disclosed in writing to Vertex. All payments to be made by GSK to Vertex under this Agreement shall be made in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account in the United States or elsewhere as may be designated in writing by Vertex from time to time. [***] GSK shall keep complete and accurate records in sufficient detail to enable the royalties payable hereunder to be determined and the information provided hereunder to be verified by Vertex's accounting firm pursuant to Section 8.12.

8.12
Audits. Upon the written request of Vertex, with [***] prior written notice to GSK, [***], GSK shall permit an independent certified public accounting firm of nationally recognized standing selected by Vertex and reasonably acceptable to GSK, at Vertex's expense, to have access during normal business hours to such of the records of GSK and its Affiliates as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any [***]. Those records shall include, without limitation, gross sales of each Product or Product Candidate on a country-by-country basis, as well as all deductions taken from gross sales in that country to arrive at Net Sales in that country, though it is acknowledged by Vertex that, depending upon GSK's then-current reporting practices for financial information, country-by-country data may only be accessible on an in-country basis from GSK's Affiliates. The accounting firm shall disclose to Vertex only whether the royalty reports are correct or incorrect and the specific details concerning any discrepancies. The audit rights provided in this paragraph shall also extend to audit of GSK's basis for and calculation of Unit Direct Cost of Goods and actual Unit Direct Cost of Goods for any Product.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  If such independent accountant's review of GSK's royalty reports shows an underpayment, GSK shall remit or cause its Related Parties to remit to Vertex within [***] after GSK's receipt of such report: (i) the amount of such underpayment, and (ii) if such underpayment exceeds [***] of the total amount owed for the period being audited, the reasonable and necessary fees and expenses of the independent accountant performing the audit. Any overpayments shall be fully creditable against amounts payable in subsequent payment periods. Upon prior written notice to GSK as provided above, Vertex shall have a further right, exercisable not more frequently than once every [***], to audit Net Sales, deductions taken from gross sales, and royalties earned by Vertex in any country in which a prior audit has shown an understatement of royalties due of at least [***].

  GSK shall include in each sublicense granted by it pursuant to this Agreement a provision requiring the sublicensee to make reports to GSK, to keep and maintain records of sales made pursuant to such sublicense and to grant access to such records by Vertex's independent accountant to the same extent required of GSK under this Agreement.

  Upon the expiration of [***] following [***], the calculation of royalties payable with respect to such year shall be binding and conclusive upon the Parties, and GSK and its Related Parties shall be released from any liability or accountability with respect to royalties for such Calendar Year.

  Vertex shall treat all financial information subject to review under this Section 8.12 or under any sublicense agreement in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into an acceptable confidentiality agreement with GSK and/or its Related Parties obligating it to retain all such information in confidence pursuant to such confidentiality agreement.

8.13
Income Tax Withholding. Any tax required by law to be withheld and paid by GSK for the benefit of Vertex on account of any royalties or other payments payable to Vertex under this Agreement shall be deducted from the amount of royalties or other payments otherwise due, to the extent so paid or payable by GSK. GSK shall secure and send to Vertex proof of any such taxes withheld and paid or payable by GSK for the benefit of Vertex, and shall, at Vertex's request, provide reasonable assistance to Vertex in recovering such taxes.

  Vertex warrants that Vertex is resident for tax purposes in the United States of America and that Vertex is entitled to relief from United Kingdom income tax under the terms of the double tax agreement between the UK and the United States of America. Vertex shall notify GSK immediately in writing in the event that Vertex ceases to be entitled to such relief.

  Pending receipt of formal certification from the UK Inland Revenue GSK may pay royalty income and any other payments under this Agreement to Vertex by deducting tax at a rate specified in the double tax treaty between the UK and the United States of America. Vertex agrees to indemnify and hold harmless GSK against any loss, damage, expense or liability arising in any way from a breach of the above warranties or any future claim by a UK tax authority or other similar body alleging that GSK was not entitled to deduct withholding tax on such payments at source at the treaty rate.

8.14
Currency Restrictions. If restrictions on the transfer of currency exist in any country such as to prevent GSK from making the payments in the currency required under Section 8.11, GSK shall take all reasonable steps to obtain a waiver of such restrictions or otherwise enable GSK to make such payments, failing which GSK may make the royalty payments due upon sales in such country in local currency and deposit such payments in a local bank or other depository designated by Vertex.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

8.15
Substantial Competition. If, during the term of this Agreement, substantial competition occurs in a country of the Territory between a Product and one or more Third Party products containing the same Compound as an active pharmaceutical ingredient and having the same or a similar Indication, and for so long as such substantial competition is continuing, [***]. For the purposes of this Section 8.15, "substantial competition" shall mean [***]. The royalty reduction provided in this Section 8.15 shall not be applied to any Net Sales in respect of which a royalty report has already been provided pursuant to Section 8.11 prior to the receipt by Vertex from GSK of written notice of any such substantial competition, with suitable supporting documentation, which might include, for example, copies of market survey reports, Third Party bid activities, competitive promotional materials, and internal financial statements. GSK shall bear the burden of establishing its entitlement to any reduction in the royalty under this Section 8.15 and any such reduction shall be available to GSK only during the period such competition remains substantial.

8.16
Expiry of Royalty Obligations. Following expiry of royalty obligations in respect of any Product GSK shall retain a perpetual non-exclusive, fully paid, right and license, with the right to grant sublicenses under the Vertex Know-How licensed hereunder solely to continue to make, have made, use, sell, offer for sale and import the Product, for so long as it continues so to do.

8.17
Interest Penalty. In case of any delay in payment by GSK to Vertex not occasioned by Force Majeure (as described in Section 12.2), interest at the annual rate of [***] above [***], assessed from the [***] after the due date of the payment, shall be due from GSK.

8.18
Over-The-Counter. In the event that GSK is considering at any time developing and commercializing any Product Candidate and/or Product as an "Over-The-Counter" medicine, i.e. as a product that may be sold without prescription, the Parties agree to meet and discuss whether the royalty rates payable hereunder in respect of sales of such Product Candidate and/or Product should be adjusted, or whether any other terms and conditions of this Agreement should be modified or amended. No such adjustments, modifications or amendments shall be made without the prior written consent of both Parties.

ARTICLE 9: REPRESENTATIONS AND WARRANTIES

9.1
Representations and Warranties of Vertex. Vertex represents and warrants to GSK that as of the Effective Date:

9.1.1
Authorization. This Agreement has been duly executed and delivered by Vertex and constitutes the valid and binding obligation of Vertex, enforceable against Vertex in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Vertex, its officers and directors.

9.1.2
Ownership of Intellectual Property. Vertex has full right and interest in all Vertex Information and Inventions, Vertex Know-How and Vertex Patent Rights. However Vertex makes no warranty or representation with respect to the validity of Vertex Information and Inventions, Vertex Know-How and Vertex Patent Rights or except as set forth in Section 9.1.3, the presence or absence of any infringement of or conflict with any Third Party right or patent.

9.1.3
No Third Party Patents. To Vertex's knowledge, except as disclosed in Schedule 9.1.3, the development, manufacture, use or sale of VX-409 and any Back-up Compounds pursuant to this Agreement does not infringe or conflict with any Third Party right or patent, and Vertex is not aware of any pending patent application that, if issued, would be infringed by the development,

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  manufacture, use or sale of VX-409 or any Back-up Compounds pursuant to this Agreement. Vertex has informed GSK that Vertex has not conducted an extensive review of Third Party intellectual property relative to the Back-up Compounds.

9.1.4
No Interference. The Vertex Patent Rights are not the subject of any interference known to Vertex and Vertex is not aware of any pending or threatened action, suit, proceeding or claim by a Third Party challenging Vertex's ownership rights in, or the validity or scope of, such Vertex Patent Rights.

9.1.5
No Regulatory Authority Actions. Vertex has not applied for or received any grant of rights of any kind from any Regulatory Authority with respect to a Compound, Product Candidate or Product.

9.1.6
Back-up Compounds. The Back-up Compounds listed in Schedule 1.2 constitute all of the lead compounds which are or have been, at the Effective Date, under investigation by Vertex, which [***].

9.1.7
Provision of Information. Vertex has not failed to furnish GSK with any information requested by GSK, or intentionally concealed from GSK any information in its possession, including but not limited to information concerning VX-409, which Vertex reasonably believes would be material to GSK's decision to enter into this Agreement and undertake the commitments and obligations set forth herein.

9.1.8
Schedule 1.66. Schedule 1.66 contains a complete list of all patents and patent applications Controlled by Vertex, as of the Effective Date, that cover the Compounds, processes for making the Compounds, use of the Compounds, and compositions containing the Compounds.

9.2
Representation and Warranty of GSK. GSK represents and warrants to Vertex that, as of the Effective Date, this Agreement has been duly executed and delivered by GSK and constitutes the valid and binding obligation of GSK, enforceable against GSK in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of GSK, its officers and directors.

ARTICLE 10: PATENT PROVISIONS

10.1
Filing, Prosecution and Maintenance of Vertex Patent Rights. Vertex shall have the exclusive right and the obligation (subject to Vertex's election not to file, prosecute, or maintain pursuant to Section 10.3), [***], to diligently file, prosecute and maintain (by timely paying all maintenance fees, renewal fees, and other such fees and costs required under applicable laws) in the Territory the Vertex Patent Rights, and to conduct any interference, oppositions and re-examinations or other similar proceeding with respect thereto, in all such countries as is customary for Vertex to file, prosecute and maintain patent rights covering pharmaceutical products. If GSK notifies Vertex that it wants Vertex to apply for registration in any country or countries in which it is not customary for Vertex to do so, or to conduct any interference, oppositions and re-examinations or other similar proceedings with respect to the Vertex Patent Rights, [***]. Vertex shall keep GSK advised of the status of the actual and prospective patent filings and upon the request of GSK, provide advance copies of any papers related to the filing, prosecution and maintenance of such patent filings. Vertex shall promptly give reasonable advance notice to GSK of the grant, lapse, revocation, surrender, invalidation or abandonment of any Vertex Patent Rights for which Vertex is responsible for the filing, prosecution and maintenance. Vertex shall solicit GSK's advice and review of the nature and text of such patent applications and important prosecution matters

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  related thereto in reasonably sufficient time prior to filing thereof, and Vertex shall take into account GSK's reasonable comments related thereto.

10.2
Filing, Prosecution and Maintenance of Joint Patent Rights. In respect of any Joint Information and Inventions, the Parties shall agree, without prejudice to ownership, which Party shall have the right and/or obligation to prepare and file a priority patent application, and prosecute such application(s) and maintain any patents derived therefrom, with the Parties equally sharing the reasonable out-of-pocket costs for the preparation, filing, prosecution and maintenance of such priority patent application. Should the agreed upon Party elect not to prepare and/or file any such priority patent application, it shall (i) provide the other Party with written notice as soon as reasonably possible after making such election but in any event no later than [***] before the other Party would be faced with a possible loss of rights, (ii) give the other Party the right, at the other Party's discretion and sole expense, to prepare and file the priority application(s), and (iii) offer reasonable assistance in connection with such preparation and filing at no cost to the other Party except for reimbursement of reasonable out-of-pocket expenses incurred by the agreed upon Party in rendering such assistance. The other Party, at its discretion and cost, may prosecute such application(s) and maintain any patents derived therefrom.

10.3
Option to Prosecute and Maintain Patents. Vertex shall give notice to GSK of any desire to cease prosecution and/or maintenance of Vertex Patent Rights or Joint Patent Rights on a country by country basis in the Territory and, in such case, shall permit GSK, at its sole discretion, to continue prosecution or maintenance of such Vertex Patent Rights at its own expense. If GSK elects to continue prosecution or maintenance or to file based on Vertex's election not to file pursuant to Section 10.1, Vertex shall execute such documents and perform such acts at Vertex's expense as may be reasonably necessary to allow GSK to initiate or continue such filing, prosecution or maintenance.

10.4
Interference, Opposition, Re-examination and Re-issue.

10.4.1
Vertex shall promptly, but in any case within [***] of learning of such event, inform GSK of any request for, or filing or declaration of, any interference, opposition, or re-examination relating to Vertex Patent Rights or Joint Patent Rights for which Vertex is responsible. GSK and Vertex shall thereafter consult and cooperate fully to determine a course of action with respect to any such proceeding. GSK shall have the right to review and approve any submission to be made in connection with such proceeding.

10.4.2
Vertex shall not initiate any re-examination, interference or re-issue proceeding relating to Vertex Patent Rights or Joint Patent Rights without the prior written consent of GSK, which consent shall not be unreasonably withheld.

10.4.3
In connection with any interference, opposition, re-issue, or re-examination proceeding relating to Vertex Patent Rights or Joint Patent Rights, GSK and Vertex will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Vertex shall keep GSK informed of developments in any such action or proceeding, including, to the extent permissible by law, consultation and approval of any settlement, the status of any settlement negotiations and the terms of any offer related thereto.

10.4.4
The expense of any interference, re-examination or re-issue proceeding shall, [***].

10.5
Enforcement and Defense.

10.5.1
Each Party shall promptly give the other Party notice of (i) any infringement of Vertex Patent Rights or Joint Patent Rights, or (ii) any misappropriation or misuse of Vertex Know-How, that

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  may come to the first Party's attention. GSK and Vertex shall thereafter consult and cooperate fully to determine a course of action, including but not limited to the commencement of legal action by either or both GSK and Vertex, to terminate any infringement of Vertex Patent Rights or Joint Patent Rights or any misappropriation or misuse of Vertex Know-How. Vertex, upon notice to GSK, shall have the first right to initiate and prosecute any such legal action at its own expense and in the name of Vertex and GSK, or to control the defense of any declaratory judgment action relating to Vertex Patent Rights, Joint Patent Rights or Vertex Know-How. [***] Vertex shall promptly inform GSK if it elects not to exercise that first right and GSK shall thereafter have the right to either initiate and prosecute such action or to control the defense of such declaratory judgment action in the name of GSK and, if necessary, Vertex. Each Party shall have the right to be represented by counsel of its own choice.

10.5.2
If Vertex elects not to initiate and prosecute an action as provided in Section 10.5.1, and GSK elects to do so, [***].

10.5.3
For any action to terminate any infringement of Vertex Patent Rights or Joint Patent Rights or any misappropriation or misuse of Vertex Know-How, in the event that GSK is unable to initiate or prosecute such action solely in its own name, Vertex will join such action voluntarily and will execute and cause its Affiliates to execute all documents necessary for GSK to initiate litigation to prosecute and maintain such action. In connection with any action, GSK and Vertex will cooperate fully and will provide each other with any information or assistance that either may reasonably request. Each Party shall keep the other informed of developments in any action or proceeding, including, to the extent permissible by law, the consultation and approval of any settlement negotiations and the terms of any offer related thereto.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

10.5.4
Any recovery obtained by either or both GSK and Vertex in connection with or as a result of any action contemplated by this Section, whether by settlement or otherwise, shall be shared in order as follows:

  [***]

  [***]

  [***]

10.5.5
Vertex shall inform GSK of any certification regarding any Vertex Patent Rights it has received pursuant to either 21 U.S.C. §§355(b)(2)(A)(iv) or (j)(2)(A)(vii)(IV) or its successor provisions or any similar provisions in a country in the Territory other than the United States and shall provide GSK with a copy of such certification within [***]. Vertex's and GSK's rights with respect to the initiation and prosecution of any legal action as a result of such certification or any recovery obtained as a result of such legal action shall be as defined in subsections 10.5.1 through 10.5.4; provided, however, that Vertex shall have the first right to initiate and prosecute any action and shall inform GSK of such decision within thirty (30) days of receipt of the certification, after which time GSK shall have the right to initiate and prosecute such action.

10.5.6
Patent Term Restoration. The Parties hereto shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Vertex Patent Rights and Joint Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, GSK shall have the right to make the election and Vertex agrees to abide by such election.

10.5.7
Third Party Claims.

(i)
Without prejudice to Section 12.1(b), in the event that any action, suit or proceeding is brought against GSK or Vertex or any Affiliate or sublicensee of either Party alleging the infringement of the intellectual property rights of a Third Party by reason of the discovery, development, manufacture, use, sale, importation or offer for sale of a Product Candidate or Product, GSK shall have the sole right but not the obligation to defend itself and Vertex in such action, suit or proceeding [***]. The Parties shall cooperate with each other in any defense of any such suit, action or proceeding. The Parties will give each other prompt written notice of the commencement of any such suit, action or proceeding, or receipt of any claim of infringement, and will furnish each other a copy of each communication relating to the alleged infringement. Neither Party shall compromise, litigate, settle or otherwise dispose of any such suit, action or proceeding without the other Party's advice and prior consent, provided that the Party not having the right to defend the suit shall not unreasonably withhold its consent to any settlement which does not have a material adverse effect on its rights, obligations or benefits, either under this Agreement or otherwise.

(ii)
The Party first having actual notice of any claim, action or proceeding referenced in subsections (i) or (ii) above shall promptly notify the other Party in writing, setting forth in reasonable detail, to its knowledge, the facts related to any such claim, action or proceeding. The Parties shall promptly discuss proposed responses to any such matters.

10.5.8
Trademarks. GSK shall be responsible for the selection of all trademarks which it employs in connection with Product in the Territory and shall own and control such trademarks. GSK shall be responsible for registration and maintenance of all such trademarks. Nothing in this Agreement shall be construed as a grant of rights, by license or otherwise, to Vertex to use such trademarks or

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  any other trademarks owned by GSK for any purpose. GSK shall own such trademarks and shall retain such ownership upon termination or expiration of this Agreement.

ARTICLE 11: TERM AND TERMINATION

11.1
Term and Expiration. This Agreement shall be effective as of the Effective Date and unless terminated earlier pursuant to Sections 11.2, 11.3, 11.6 or 11.7, this Agreement shall continue in effect until expiration of all royalty obligations under Article 8.

11.2
Termination by GSK Without Cause. Notwithstanding anything contained herein to the contrary, after the end of the Back-up Program Term GSK shall have the right to terminate this Agreement at any time in its sole discretion by giving [***] advance written notice to Vertex; provided, however, if a Product has received a Marketing Authorization in the [***] advance written notice shall be required, unless such termination is for a reason other than a Valid Safety Issue, in which case termination may be with immediate effect. For the purposes of this Agreement, a "Valid Safety Issue" [***].

  Following any delivery by GSK of notice of termination pursuant to this Section 11.2, GSK and Vertex will co-operate in good faith to agree and implement a transition plan, in order to give effect to Sections 11.5 (b)-(d). During the period between GSK's notice of termination pursuant to this Section 11.2 and the effective date of such termination, provided that GSK uses all reasonable efforts to agree and implement a transition plan, GSK shall be deemed to have met its due diligence obligations pursuant to Sections 3.5 and 4.3. For the avoidance of doubt, during the period of notice until the effective date of termination, GSK shall not be required to initiate any new clinical or non-clinical studies, make any further filings for Regulatory Approval other than as related to the prompt and complete transfer of regulatory authorizations and development and commercial rights to Vertex, or launch the Product in any further countries in order to meet its due diligence obligations pursuant to Sections 3.5 and 4.3.

  Notwithstanding termination of this Agreement, for the avoidance of doubt, Section 11.5(b) shall remain in effect until the completion by GSK of all actions which are required by it to enable a full transfer to Vertex of all filings for Regulatory Approvals and all Marketing Authorizations relating to the Product.

11.3
Termination for Cause. This Agreement may be terminated at any time during the term of this Agreement:

11.3.1
upon written notice by either Party if the other Party is in breach of its material obligations hereunder and has not cured such breach after notice from the terminating Party requesting cure of the breach; provided, however, in the event of a good faith dispute with respect to the existence of a material breach, the cure period shall be tolled until such time as the dispute is resolved pursuant to Section 12.7; and provided that the terminating Party has given the defaulting Party the following opportunities to remedy any breach:

(i)
the written notice of breach referenced above shall detail the specific obligation under this Agreement which is alleged to have been breached; the manner of such alleged breach; and the steps which must be taken in order to remedy such breach; and

(ii)
the terminating Party has provided the defaulting Party with a reasonable amount of time (but no more than [***]) in which (x) to complete any steps which might be taken to remedy the breach, as stated in the notification of breach, or (y) if completion of those steps is not possible within a [***], to commence those steps required as stated in the notification of

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

    breach, on the condition that the defaulting Party continues to perform those steps with due diligence and the breach can be cured within a mutually agreeable period of time;

11.3.2
by either Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate shall only become effective if the Party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] after the filing thereof.

11.4
Effect on License of Termination by GSK for Cause.

11.4.1
If GSK terminates this Agreement under Section 11.3.1, then (i) GSK's licenses pursuant to Sections 6.1 and 6.2 shall become perpetual, exclusive licenses subject to the financial provisions of Article 8; and (ii) GSK shall have the right to offset against any monies owed to Vertex (pursuant to Article 8 of this Agreement) all of its direct costs, losses and expenses incurred as a result of Vertex's breach. In addition to any other provisions which may survive termination pursuant to Section 11.8, Article 10 shall survive such termination.

11.4.2
If this Agreement is terminated by GSK pursuant to subsection 11.3.2, all licenses and rights to licenses granted under or pursuant to this Agreement by Vertex to GSK are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (the "Code"), licenses of rights to "intellectual property" as defined under Section 101(35A) of the Code. The Parties agree that GSK, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Code, and that upon commencement of a bankruptcy proceeding by Vertex under the Code, or against Vertex if such proceeding is not dismissed within [***] of its initial filing, GSK shall be entitled to a complete duplicate of or complete access to (as GSK deems appropriate), any such intellectual property and all embodiments of such intellectual property. Such intellectual property and all embodiments thereof shall be promptly delivered to GSK (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by GSK, unless Vertex elects to continue to perform all of its obligations under this Agreement or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Vertex upon written request therefore by GSK.

11.5
Effect of Termination by Vertex For Cause or by GSK Without Cause.

  If Vertex terminates this Agreement under Sections 11.3, 11.6 or 11.7, or GSK terminates this Agreement under Section 11.2:

  (a)
  GSK's licenses pursuant to Article 6 shall terminate as of such termination date and GSK shall, within [***] after such termination, return or cause to be returned to Vertex all Vertex Information in tangible form, and all substances or compositions delivered or provided by Vertex, as well as any other material provided by Vertex in any medium, except that GSK may retain one copy in its confidential files for records purposes.

  (b)
  All filings with Regulatory Authorities concerning Product Candidates or Products will be assigned or otherwise transferred to Vertex as soon as practicable and at GSK's expense, and any reports required to be made to any Regulatory Authority covering any periods prior to the effective date of termination of the Agreement will be prepared promptly and filed at Vertex's direction with the appropriate Regulatory Authority or, at Vertex's discretion, made available to Vertex for filing by Vertex. GSK will also promptly deliver to Vertex all data and information (and including all information relative to any technology which is the subject of a non-exclusive license under Subsection 11.5(c)) generated in the course of any Clinical Trials and non-clinical studies of Product Candidates and Products. Notwithstanding Section 7.1,

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

    Vertex shall be able to disclose any such data and information as is necessary to exercise its rights of development and commercialization (including usual and customary publication activities) of the Product Candidates and Products granted under this Agreement.

  (c)
  [***]

  (d)
  Vertex will be solely responsible for and, should it elect to exercise its supply option under (i) or (ii) below, will use commercially reasonable efforts to obtain an approved (by Regulatory Authorities, as required) alternate source of supply for Product Candidates and Products as soon as reasonably practicable.

  (i)
  In respect of each Product Candidate that is not being marketed at the date of delivery by GSK or Vertex of notice of termination under Section 11.2, 11.3, 11.6 or 11.7 respectively, of this Agreement (the "Termination Notice Date"), GSK and Vertex shall negotiate in good faith, following the Termination Notice Date, regarding transfer of clinical and non-clinical supplies existing at such time [***].

  (ii)
  In respect of each Product that is being marketed by GSK at the Termination Notice Date, at Vertex's option and for a period ending at the earlier of [***] following the Termination Notice Date or the date upon which Vertex has established an approved source of supply, GSK will supply Vertex with all of Vertex's requirements for commercial supplies of each Product in a maximum annual amount equal to: [***]. GSK and Vertex shall, following the Termination Notice Date, negotiate in good faith a Supply Agreement under which Products will be supplied [***], to the then current specifications, and in accordance with GSK's existing quality and compliance standards.

  (e)
  In the event that Vertex shall subsequently commercialize any Product Candidates or Products, Vertex shall pay GSK [***] until, with respect to a particular country, the expiration of the last-to-expire valid patent claim in that country under any Vertex Patent Rights, Joint Patent Rights or patents Controlled by GSK and licensed under this Section 11.5 that would be infringed by the sale of the Product.

11.6.
Suspension or Termination of Development.

11.6.1
At any time during the Development Program, GSK shall have the right to suspend or terminate the development, in whole or in part, of a Product Candidate or Product upon the occurrence of a Commercial Failure or Technical Failure with respect to that Product Candidate or Product (in which case the details of that Commercial Failure or Technical Failure shall be promptly shared with the JSC), or because another Product Candidate is demonstrating a better safety/efficacy profile, or because another Product Candidate is being progressed in development as the Lead Compound, promptly following communication to, and assessment of such proposed termination by, the Joint Steering Committee.

11.6.2
In the event that the Development Program is terminated in relation to any Region, or has been suspended in relation to any Region for any reason for a period of [***] or more, including but not limited to, reasons of [***], and GSK is not diligently commercializing a Product in such Region, then Vertex may terminate the licenses granted to GSK hereunder in respect of such Region by giving written notice to GSK. The Development Program shall be deemed terminated or suspended in relation to the [***] if development activities are terminated or suspended in relation to the [***] for a period of [***] or more. If Vertex terminates the licenses granted to GSK in respect of such Region pursuant to this Section 11.6.2, the terms of Section 11.5 shall apply in relation to such Region. Vertex's right to terminate the licenses in relation to the Region under the circumstances specified above shall not apply during any period in which GSK's failure

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  to actively develop, market or sell a Product Candidate or Product under this Agreement is the direct result of circumstances beyond GSK's reasonable control (such as, but not limited to, where the suspension has been required or advised by a Regulatory Authority or independent ethics committee), so long as GSK, with the advice and participation of the JSC, has promptly established a plan which reasonably addresses the issues giving rise to the suspension or termination, with the objective of commencing development or commercialization of a Product Candidate or Product as soon as reasonably practicable, and is diligently executing such plan.

11.6.3
In the event that the Development Program is terminated in its entirety for all Regions for any reason, or has been suspended in its entirety for all Regions for any reason for a period of [***] or more, including but not limited to, [***], and GSK is not diligently commercializing a Product, then Vertex may terminate this Agreement by giving written notice to GSK. If Vertex terminates this Agreement pursuant to this Section 11.6.3, the terms of Section 11.5 shall apply. Vertex's right to terminate this Agreement under the circumstances specified above shall not apply during any period in which GSK's failure to actively develop, market or sell a Product Candidate or Product under this Agreement is the direct result of circumstances beyond GSK's reasonable control (such as, but not limited to, where the suspension has been required or advised by a Regulatory Authority or independent ethics committee), so long as GSK, with the advice and participation of the JSC, has promptly established a plan which reasonably addresses the issues giving rise to the suspension or termination, with the objective of commencing development or commercialization of a Product Candidate or Product as soon as reasonably practicable, and is diligently executing such plan.

11.7
Termination of Product Commercialization.

11.7.1
At any time after First Commercial Sale of a Product in a country, GSK shall have the right to terminate commercialization of such Product on a country-by-country basis upon the occurrence of Commercial Failure or Technical Failure (upon the provision of [***] written notice unless there is a Valid Safety Issue, in which case termination may occur with immediate effect) and following communication to, and assessment of such proposed termination by, the Joint Steering Committee, which communication shall include the relevant details underlying any determination of Commercial Failure or Technical Failure or Valid Safety Issue.

11.7.2
In the event that GSK decides to terminate all commercialization of Products in a Region, and at such time GSK is not engaged in a Development Program which has as a principal objective the development of one or more Product Candidates for commercialization in such Region, then Vertex, upon [***] written notice to GSK may terminate GSK's rights and licenses under this Agreement with respect to such Region, and the terms of Section 11.5 shall apply to such Region on such termination by Vertex. GSK shall be deemed to have terminated all commercialization of Products in the North American Region if it has terminated all commercialization of Products in the United States.

11.8
Survival

  Any expiration or termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement prior to expiration or termination, including without limitation the obligation to pay royalties for Product(s) sold prior to such expiration or termination. The provisions of Section 7.1 shall survive the expiration or termination of this Agreement and shall continue in effect for ten (10) years. In addition, the provisions of Sections 1, 7.1, 7.2(c), 7.3, 7.4, 8.11, 8.12, 8.13, 8.17, 11.4, 11.5, 11.6.2, 11.6.3, 11.7.2, 11.8, 12.1, 12.5, 12.6 and 12.7 shall indefinitely survive any expiration or termination of this Agreement.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

11.9
Effect of Vertex Change of Control.

  If (a) a Change of Control of Vertex occurs and (b) as an immediate result another company (the "Change of Control Party") controls Vertex, as the term "control" is used in Section 1.1 hereof, and (c) the Change of Control Party or an Affiliate of the Change of Control Party at the time of the Change of Control or subsequently during the term of this Agreement, is developing or commercializing a Competing Product, then:

  (a)
  the financial provisions of Article 8 shall continue and be payable to the Change of Control party; and

  (b)
  [***]

  (i)
  [***]

  (ii)
  [***]

11.10
Effect of GSK Change of Control. If during the Exclusivity Period a Change of Control of GSK occurs and as an immediate result another company, or group of companies acting in concert, controls GSK (as the term "control" is used in Section 1.1 hereof), and that company or group of companies at the time of the Change of Control or subsequently during the term of this Agreement, is developing a Competing Product, then at Vertex's written request delivered within [***] after (a) the later of the public announcement of the Change of Control transaction or the closing of that transaction, or (b) the disclosure to Vertex by GSK of the commencement of development of a Competing Product, GSK or its successor shall, at GSK's discretion, within [***] of receipt of such written request either:

  (i)
  [***]; or

  (ii)
  [***]

11.11
Acquisition of Company with a Competing Product.

  The provisions of Sections 11.9 and 11.10 shall apply, mutatis mutandis, if Vertex or GSK acquire the control of a Third Party (as the term "control" is used in Section 1.1 hereof) that is developing or commercializing Competing Product(s), as appropriate.

ARTICLE 12: MISCELLANEOUS

12.1
Indemnification.

(a)
Except to the extent due to the negligence or willful misconduct of GSK, Vertex shall indemnify, defend and hold GSK and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against any claims of damages (except to the extent arising from any claims of intellectual property infringement), bodily injury, death, or property damage made by a Third Party (a "Third Party Claim") to the extent arising from: (i) the negligence or willful misconduct of Vertex under this Agreement; (ii) the material breach by Vertex of any warranty, representation or obligation of Vertex under this Agreement; or (iii) the development, synthesis, testing, use, storage or handling by Vertex or its representatives or agents under this Agreement of VX-409, or any Back-up Compound, Product Candidate or Product.

(b)
Except to the extent due to the negligence or willful misconduct of Vertex, GSK shall indemnify, defend and hold Vertex and its Affiliates, and their respective directors, officers, employees and agents, harmless from and against any Third Party Claim resulting from (i) the

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

    negligence or willful misconduct of GSK under this Agreement; (ii) the material breach by GSK of any warranty, representation or obligation of GSK under this Agreement; or (iii) the development, testing, synthesis, use, storage, handling, manufacture or commercialization by GSK or its representatives or agents under this Agreement of VX-409, or any Back-up Compound, Product Candidate or Product.

  (c)
  If a Party (the "Indemnitee") intends to claim indemnification under this Section, it shall promptly notify the other Party (the "Indemnitor") in writing of any Third Party Claim for which the Indemnitee intends to claim such indemnification. The failure of the Indemnitee to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action shall relieve the Indemnitor of any obligation to the Indemnitee under this Section with respect to any such action, insofar as the failure prejudices the Indemnitor's ability to defend a Third Party Claim. The Indemnitee shall permit the Indemnitor to control the litigation and/or settlement of such Third Party Claim, and cooperate fully with Indemnitor in all matters related thereto, provided that unless agreed by Indemnitee (i) counsel appointed by Indemnitor to defend Indemnitee shall not take any position which if sustained would cause Indemnitee not to be indemnified by Indemnitor and (ii) no settlement will involve any terms binding on Indemnitee except payment of money to by paid by Indemnitor.

  (d)
  Neither Party shall be liable to the other for indirect, consequential, special or punitive damages under this Agreement.

12.2
Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party including, but not limited to, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God, or acts, omissions or delays in acting by any governmental authority or the other Party. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances.

12.3
Assignment. Except as provided in this Section 12.3, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party. Either Party may, without the other Party's consent, assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate, if that Party guarantees the full performance of its Affiliate's obligations hereunder. Any permitted assignee shall assume all obligations of its assignor under this Agreement and shall be subject to all of the provisions of this Agreement. Any attempted assignment not in accordance with this Section shall be void. Notwithstanding the above, Vertex or GSK may, without the other's consent, assign this Agreement and all rights and obligations hereunder, in the event it experiences a Change of Control, to the Change of Control party, subject to the other provisions of this Agreement.

12.4
Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement.

12.5
Notices. All notices that are required or permitted hereunder shall be in writing and will be sufficient if delivered personally, sent by facsimile (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by internationally-recognized courier or sent by registered or certified mail, postage prepaid, addressed as follows:if to Vertex, to:

if to Vertex, to:	Vertex Pharmaceuticals Incorporated 130 Waverly Street Cambridge, MA 02139 USA Attn: Office of Business Development
Facsimile No.: (617) 444-6632
and:	Attn: General Counsel
Facsimile No.: (617) 444-7117
if to GSK, to:	GlaxoSmithKline Greenford Road Greenford Middlesex UB6 0HE UK Attn: Vice-President Transactions and Commercial Alliances
Facsimile No.: (44) 20 8966 5371
And	GlaxoSmithKline 980 Great West Road Brentford Middlesex TW8 9GS UK Attn: Senior Counsel, R&D Legal Transactions
Facsimile No.: (44) 20 8047 6897

  or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered or sent by facsimile on a business day; (b) on the next business day after dispatch if sent by facsimile or by internationally-recognized overnight courier; and/or (c) on the fifth (5th) business day following the date of mailing if sent by mail or other internationally-recognized courier. Notices hereunder will not be deemed sufficient if provided only between or among each Party's representatives on the JSC.

12.6
Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without reference to any rules of conflict of laws. The United Nations Convention on the Sale of Goods shall not apply.

12.7
Dispute Resolution.

12.7.1
The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof. If the Parties are initially unable to resolve a dispute, despite using reasonable efforts to do so, either Party may,

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  by written notice to the other, have such dispute referred to their respective senior management designated below or their respective successors, for attempted resolution by negotiation in good faith. Such attempted resolution shall take place no later than twenty one (21) days following receipt of such notice. The designated management are as follows:

  For GSK:

  Chairman of Research and Development (for a dispute principally involving research or development)

  or

  Chief Operations Officer (for dispute principally involving commercialization)

  For Vertex:

  the Chief Executive Officer, or at the CEO's option:

  the Head of Research or Development (for a dispute principally involving research or development)

  or

  the Head of Commercial Operations (for dispute principally involving commercialization)

12.7.2.
If the Parties are unable to resolve the dispute, controversy or claim within [***] following the day on which one Party provides written notice of the dispute to the other in accordance with Clause 12.7.1, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an "Excluded Claim" as defined in Section 12.7.7 below, shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association ("AAA"), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

12.7.3
The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business. Within [***] after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [***]of their appointment. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA. [***].All proceedings and communications shall be in English. The decision of the arbitrators shall be final and binding upon the Parties and their respective Affiliates and the Parties hereby waive their respective rights to any form of appeal therefrom. The decision shall be rendered no later than sixty (60) days following commencement of the arbitration.

12.7.4
Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved. Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award. The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party's compensatory damages. In addition to dealing with the merits of the case, the Arbitration award shall fix the costs of the Arbitration and decide which of the parties shall bear such costs or in which proportion such costs shall be borne by the parties.

12.7.5
Except to the extent necessary to confirm an award or as may be required by law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

  commencement of a legal or equitable proceeding based on the dispute, controversy or claim would be barred by the applicable Massachusetts statute of limitations.

12.7.6
The Parties agree that, in the event of a dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination. The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

12.7.7
As used in this Section, the term "Excluded Claim" shall mean a dispute, controversy or claim that concerns [***].

12.7.8
Notwithstanding anything to the contrary in the foregoing, to the extent that the Parties have a dispute about whether or not a Back-up Compound satisfies the Development Candidate Criteria, the Parties shall resolve that dispute as set forth in Section 2.7.

12.7.9
Notwithstanding anything to the contrary in the foregoing, to the extent that the Parties have a dispute about whether a Third Party license can reasonably be expected to materially increase Net Sales, the Parties shall resolve that dispute as set forth in Section 8.7.

12.8
Entire Agreement; Amendments. This Agreement, together with the Schedules hereto, contains the entire understanding of the Parties with respect to the subject matter hereof and supercedes and cancels all previous express or implied agreements and understandings, negotiations, writings and commitments, either oral or written, in respect to the subject matter hereof. The Schedules to this Agreement are incorporated herein by reference and shall be deemed a part of this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties. If the provisions of the Development Plan or the Global Marketing Plan are inconsistent with this Agreement, the provisions of this Agreement shall control.

12.9
Headings. The captions to the several articles, sections and subsections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several articles and sections hereof.

12.10
Independent Contractors. It is expressly agreed that Vertex and GSK shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither Vertex nor GSK shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

12.11
Waiver. The waiver by either Party hereto of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.

12.12
Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

12.13
Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

12.14
Certain Conventions. Any reference in this Agreement to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit shall be deemed to be a reference to an Article, Section, subsection, paragraph, clause, Schedule or Exhibit, of or to, as the case may be, this Agreement, unless otherwise indicated. Unless the context of this Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as "herein", "hereof", and "hereunder" refer to this Agreement as a whole and not merely to the particular provision in which such words appear, (c) words using the singular shall include the plural, and vice versa, and (d) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "but not limited to", "without limitation", "inter alia" or words of similar import.

12.15
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.16
Pharmacovigilence.

12.16.1
GSK shall be responsible for the timely reporting of product quality complaints, adverse events and product safety data related to Product Candidates or Products to the appropriate Regulatory Agency or other health authorities. GSK shall maintain a global adverse event database for Product Candidates and Products. GSK shall respond effectively in a timely manner to all safety issues with respect to a Product Candidate or a Product, and to all requests made by any Regulatory Authority in the Territory.

12.16.2
Not later than [***] after the first filing of an NDA for each Product, the Parties will agree on terms to facilitate the management of safety for the Product in accordance with standards which are no less stringent than those contained in the ICH Guidelines.

  The agreed terms will ensure that:

  (i)
  The Parties will be able to comply with regulatory requirements for the reporting of safety data in accordance with standards stipulated in the ICH Guidelines, and all applicable regulatory and legal requirements regarding the management of safety data; and

  (ii)
  The Parties will exchange relevant safety data within appropriate timeframes and in an appropriate format to enable them to meet both expedited and periodic regulatory reporting requirements.

[Signature Page Follows]

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first set forth above.

GLAXO GROUP LIMITED		VERTEX PHARMACEUTICALS INCORPORATED
By:	/s/ VICTORIA LLEWELLYN	By:	/s/ JOSHUA S. BOGER
Name:		Name: Joshua Boger
Title: Assistant Company Secretary		Title: Chairman, President and Chief Executive Officer
	December 17, 2005		December 17, 2005
Date		Date

Information redacted pursuant to a confidential treatment request. An unredacted version of the exhibit has been filed separately with the Commission.

Schedule 1.2
Back-up Compounds

[***]

[***]

[***]

[***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1.15
Development Candidate Criteria

[***]

        [***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1.57
VX-409 Specification

[***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1.60
Unit Direct Cost of Goods of GSK or Third Party contract manufacturer (as appropriate)

        [***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1.66
Vertex Patent Rights

        [***]

[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
VPI/02-138BR	Brazil	PI0408026-2	PUBLISHED
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
VPI/02-138PE	Peru	2362004	PUBLISHED
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
VPI/02-138PROV	US	60/451,458	EXPIRED
VPI/02-138PROV	US	60/463,797	EXPIRED
VPI/02-138	US	10,792,688	PUBLISHED
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]

    [***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 1.67
VX-409 Chemical Structure

[***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 3.1
Development Plan as of the Effective Date

[***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 3.3
Planning Information

[***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Schedule 5.2
Inventory and Manufacturing Cost

[***]

Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

QuickLinks

  Exhibit 10.11